U.S. OFFER TO PURCHASE FOR CASH
ALL OF THE ORDINARY SHARES AND ADSs
OF
ENDESA, S.A.
PURSUANT TO THE U.S. OFFER TO PURCHASE
DATED JULY 30, 2007
BY
ACCIONA, S.A.
AND
BY
ENEL ENERGY EUROPE S.r.L.,
A WHOLLY-OWNED SUBSIDIARY OF
ENEL S.p.A.

The U.S. Offer and withdrawal rights will expire at 6:00 p.m., New York City time, on October 1, 2007, unless Acciona, S.A. and Enel Energy Europe S.r.L. extend the U.S. Offer or unless it lapses or is withdrawn.

[  • ], 2007

To Holders of American Depositary Shares of Endesa, S.A.:

Enclosed for your information is an offer to purchase, dated July 30, 2007 (the “U.S. Offer to Purchase”), and the ADS Letter of Transmittal relating to the offer by Acciona, S.A., a Spanish corporation (“Acciona”) and Enel Energy Europe S.r.L., an Italian limited liability company, (“EEE” and, together with Acciona, the “Offerors”), to acquire all the outstanding ordinary shares, par value €1.20 per share (the “ordinary shares”), and American depositary shares (the “ADSs”, and together with the ordinary shares, the “Endesa securities”) of Endesa, S.A., a Spanish corporation (“Endesa”), at a price of €40.16 in cash for each ordinary share and each ADS, upon the terms and subject to the conditions of the U.S. offer (the “U.S. Offer”) (including, if the U.S. Offer is extended or amended, the terms and conditions of any such extension or amendment), as described in the U.S. Offer to Purchase. The Offerors are also making a separate, concurrent Spanish offer (the “Spanish Offer” and, together with the U.S. Offer, the “Offers”) for the ordinary shares.

We (or our nominees) are the holder of record of ADSs held by us for your account. A tender of such ADSs can be made only by us as the holder of record and pursuant to your instructions. The ADS Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender ADSs held by us for your account.

Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the ADSs held by us for your account, upon the terms and subject to the conditions of the U.S. Offer (including, if the U.S. Offer is extended or amended, the terms and conditions of any such extension or amendment).

Ordinary shares cannot be tendered by means of the enclosed ADS Letter of Transmittal (which is exclusively for use in respect of ADSs). If you hold ordinary shares, you should use the Share Form of Acceptance for tendering such ordinary shares into the U.S. Offer by following the instructions set forth therein. Additional information can be obtained from Georgeson, the Information Agent for the U.S. Offer, toll-free, at (888) 605-7580.

Your attention is directed to the following:

1. The U.S. Offer and withdrawal rights will expire at 6:00 p.m., New York City time, on October 1, 2007, unless the U.S. Offer is extended or unless it lapses or is withdrawn.

2. The U.S. Offer is open to holders of ordinary shares who are resident in the United States and to all holders of ADSs, wherever located. The Offers are both conditioned on receipt of valid tenders not withdrawn at the expiration of the Offers of Endesa securities which together with the 487,116,120 ordinary shares already directly or indirectly held by the Offerors, represent more than 50% of the share capital of Endesa. The Offers are also conditioned upon modifications being made to the articles of association of Endesa regarding limitations to the voting rights, and requirements and qualifications applicable to the members of the board of directors. In addition, the U.S. Offer is conditioned on the completion of the Spanish Offer.

3. The cash consideration paid in the U.S. Offer to tendering holders of Endesa securities will, to the extent practicable, be converted into U.S. dollars on the day that it is received by The Bank of New York, the U.S. Tender Agent, at the then prevailing spot market rate applicable to similar transactions and will be distributed, net of any expenses incurred by the U.S. Tender Agent in converting the cash consideration into U.S. dollars, to tendering holders of Endesa securities. Thus, the exact amount of consideration will not be determined at the time of tender. Tendering holders of Endesa securities will be paid approximately two weeks following the expiration of the acceptance period of the U.S. Offer.

4. The Offerors will not pay any fees or commissions to any broker or dealer or other person soliciting tenders of Endesa securities pursuant to the U.S. Offer or the Spanish Offer (other than to the depositary for the ADSs, Morgan Stanley & Co. Incorporated, as Dealer Manager, The Bank of New York, as U.S. Tender Agent, Georgeson, as Information Agent, and Santander Investment S.A., as Spanish Tender Agent). All other fees and expenses which may be incurred as a result of the tender of Endesa securities by a holder thereof will be borne by the holder. Except as otherwise provided in the ADS Letter of Transmittal, tendering holders will not be obligated to pay transfer taxes on the purchase of ADSs by the Offerors pursuant to the U.S. Offer. However, U.S. federal income tax backup withholding (at the applicable rate, currently 28%) may be required, unless the required taxpayer identification information is provided. See Instruction 8 to the ADS Letter of Transmittal.

5. To validly tender ADSs, American depositary receipts evidencing tendered ADSs, or confirmation of any book-entry transfer into the U.S. Tender Agent’s account at The Depository Trust Company of ADSs delivered by book-entry transfer, as well as a ADS Letter of Transmittal properly completed and duly executed (with any required signature guarantees) or, in the case of a book-entry transfer, an agent’s message, and any other documents required by the ADS Letter of Transmittal, must be received by the U.S. Tender Agent prior to the expiration of the acceptance period under U.S. Offer.

Under no circumstances will interest be paid by the Offerors on the purchase price of the Endesa securities, regardless of any extension of the U.S. Offer or any delay in making such payment.

If you wish to have us tender any or all of the ADSs held by us for your account, please so instruct us by completing, executing and returning to us in the enclosed envelope the instruction form set forth below. If you authorize the tender of your ADSs, all such ADSs will be tendered unless otherwise specified. If you cannot complete the tender of your ADSs in the manner described above on a timely basis, you may nevertheless be able to tender your ADSs by following the procedures for guaranteed delivery. For more information, see Section 7 (“Procedures for Accepting the U.S. Offer and Tendering Ordinary Shares and ADSs”) of the U.S. Offer to Purchase.

Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the acceptance period under the U.S. Offer.

An envelope in which to return your instructions to us is enclosed.

INSTRUCTIONS WITH RESPECT TO THE U.S. OFFER TO PURCHASE FOR CASH
ALL OF THE ORDINARY SHARES AND ADSs
OF

ENDESA, S.A.
PURSUANT TO THE U.S. OFFER TO PURCHASE
DATED JULY 30, 2007
BY
ACCIONA, S.A.
AND
BY
ENEL ENERGY EUROPE S.r.L.,
A WHOLLY-OWNED SUBSIDIARY OF
ENEL S.p.A.

The U.S. Offer and withdrawal rights will expire at 6:00 p.m., New York City time, on October 1, 2007, unless Acciona, S.A. and Enel Energy Europe S.r.L. extend the U.S. Offer or unless it lapses or is withdrawn.

The undersigned acknowledge(s) receipt of your letter and the enclosed offer to purchase, dated July 30, 2007 (the “U.S. Offer to Purchase”), and the ADS Letter of Transmittal relating to the offer by Acciona, S.A., a Spanish corporation (“Acciona”) and Enel Energy Europe S.r.L., an Italian limited liability company, (“EEE” and, together with Acciona, the “Offerors”), to acquire all the outstanding ordinary shares, par value €1.20 per share (the “ordinary shares”), and American depositary shares (the “ADSs”) of Endesa, S.A., a Spanish corporation (“Endesa”), upon the terms and subject to the conditions of the U.S. offer (the “U.S. Offer”) (including, if the U.S. Offer is extended or amended, the terms and conditions of any such extension or amendment), as described in the U.S. Offer to Purchase.

This will instruct you to tender the number of ADSs indicated below (or if no number is indicated below, all ADSs) that are held by you for the account of the undersigned, upon the terms and subject to the conditions of the U.S. Offer (including, if the U.S. Offer is extended or amended, the terms and conditions of any such extension or amendment).

The undersigned understands and acknowledges that all questions as to the form and validity (including time of receipt) and acceptance for payment of any tender of ADSs submitted on the undersigned’s behalf to the U.S. Tender Agent will be determined by the Offerors in their reasonable discretion, which determination shall be final and binding (subject to a party’s ability to seek judicial review of any determination).

Account Number:                             Number of ADSs to Be Tendered:                           ADSs*

Signature(s):                                                               Dated:                       , 2007

Please Type or Print Name(s)

Please Type or Print Address(es)

Area Code and Telephone Number

Taxpayer Identification or Social Security Number(s)

*	Unless otherwise indicated, you are deemed to have instructed us to tender all ADSs held by us for your account.

Please return this form to the brokerage firm or other nominee maintaining your account.